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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated December 16, 2002, accompanying the financial statements and schedules included in the Annual Report of the BearingPoint, Inc. 401(k) Plan on Form 11-K for the year ended April 30, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of BearingPoint, Inc. of Form S-8 (File No. 333-55380), effective February 9, 2001.


GRANT THORNTON LLP

Boston, MA
February 25, 2003

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